Exhibit 99.1

TPG Reports First Quarter 2022 Financial Results

GAAP net income attributable to TPG Inc. of $41 million for the first quarter ended March 31, 2022

Announced first dividend as a public company of $0.44 per share of

Class A common stock for the first quarter of 2022

After-tax Distributable Earnings of $199 million (or $0.52 per share of Class A common stock) for the first quarter ended March 31, 2022 more than tripled compared to $65 million for the comparable pro forma period in 2021

Total assets under management of $120 billion as of March 31, 2022, a 26% increase compared to $95 billion as of March 31, 2021

San Francisco and Fort Worth, TX – May 10, 2022 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited first quarter 2022 results. TPG issued a full detailed presentation of its quarter ended March 31, 2022 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com.

“TPG’s strong financial results for the first quarter of 2022 highlight the momentum we are continuing to generate across our five multi-product platforms,” said Jon Winkelried, Chief Executive Officer. “We continue to make solid progress with our broad-based fundraising campaigns and are investing capital in a range of high-quality companies globally, while managing our investment portfolios to drive growth and opportunistically seek attractive realization opportunities. I’m proud of our team and confident in our ability to build long term value for our investors.”

Dividend

TPG has announced a quarterly dividend of $0.44 per share of Class A common stock to holders of record at the close of business on May 20, 2022, payable on June 3, 2022.

Conference Call

TPG will host a conference call and live webcast at 11:00 a.m. ET. It may be accessed by dialing (866) 342-8591 (US toll-free) or (203) 518-9713 (international), using the conference ID TPGQ122. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG’s website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG’s website.

About TPG

TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $120 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Shareholder Contact:	Media Contact:
Gary Stein	Luke Barrett
212 601 4750	415 743 1550
shareholders@tpg.com	media@tpg.com

Forward Looking Statements

This press release contains “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward- looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks.

For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this press release, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the press release.

This press release does not constitute an offer of any TPG Fund.